UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2023

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 730-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 17, 2023, Nine Energy Service, Inc. (the “Company”) filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to its effective shelf registration statement on Form S-3 (File No. 333- 268999) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an underwritten public offering (the “Offering”) of 300,000 units, each of which consists of $1,000 principal amount of senior secured notes and five shares of common stock, par value $0.01 per share, of the Company. The Preliminary Prospectus Supplement contains select preliminary unaudited estimated financial results for the fourth quarter of 2022. Such preliminary estimated results are furnished in the excerpt from the Preliminary Prospectus Supplement attached hereto as Exhibit 99.1.

The information under this Item 2.02 and in Exhibit 99.1 to this Current Report on Form 8-K are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information under this Item 2.02 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 8.01	Other Events.

On January 17, 2023, the Company delivered a conditional notice of full redemption to the holders of its outstanding 8.750% Senior Notes due 2023 (the “2023 Senior Notes”), informing such holders that the Company will redeem all of the 2023 Senior Notes on February 1, 2023 (the “Redemption Date”) at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (the “2023 Senior Notes Redemption”), subject to the Company having issued at least $300 million of units, with each unit consisting of $1,000 principal amount of senior secured notes and shares of the Company’s common stock, prior to the Redemption Date.

The Company intends to pay a portion of the redemption price for, and accrued and unpaid interest on, the 2023 Senior Notes with the net proceeds from the Offering and the remainder with borrowings under its revolving credit facility. In connection with the 2023 Senior Notes Redemption, the Company intends to satisfy and discharge the indenture governing the 2023 Senior Notes substantially concurrently with the completion of the Offering. As of December 31, 2022, approximately $307.3 million in aggregate principal amount of 2023 Senior Notes was outstanding.

This Current Report on Form 8-K does not constitute a notice of redemption of the 2023 Senior Notes.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein, such as those regarding the Company’s plan to redeem the 2023 Senior Notes, are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Excerpt from Preliminary Prospectus Supplement, dated January 17, 2023.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2023	NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore
Senior Vice President and General Counsel